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         Exhibit 21.1
         ------------

                               IIC INDUSTRIES INC.
                               -------------------

                               List of Subsidiaries
                               --------------------

Israel Tractors and Equipment Co. Ltd. (Israel)
              Ambache  Engineering, Ltd. (Israel)


Investor Rt.  (Hungary)
              Interag Rt. (Hungary)
              Agrimpex Rt. (Hungary)
              Agrimpex Kft. (Hungary)
              Agrimpex International Ltd. (UK)
              Agrimont Rt. (Hungary)
              Agriterminal Rt. (Hungary)
              Agrimill Rt. (Hungary)
              Viktoria Rt. (Hungary)
              Zenit Kft. (Hungary)
              Fortunate Rt. (Hungary)

Interag Rt.   (Hungary)
              Interag Auto Kft.
              Kompakt Auto Kft.
              Ferencvarosi Autoszerviz Kft.
              Motor Pedo, Kft.
              Frigoland Kft.
              Royal Motor, Kft.
              Bunter Kft.

Balton C.P.   Limited (England)
              Amiran Zambia Ltd. (Zambia)
              Dizengoff Ghana Ltd. (Ghana)
              Amiran Kenya Ltd. (Kenya)
              Tanzania Transcontinental Trading Co. Ltd. (Tanzania)
              Balton BV-DWA (Nigeria) Ltd.  (Nigeria)
              Balton (U) Ltd. Uganda (Uganda)
              Dizengoff (WA) Nigeria Limited (Nigeria)
              Balton SNES S.A. (Ivory Coast)